EXHIBIT 99.1

VOTE BY TELEPHONE

c/o Corporate Election Services P.O. Box 1150 Pittsburgh, PA 15230	Have this form available when you call the Toll-Free number 1-888-693-8683 using a touch-tone telephone and follow the simple instructions to record your vote.

VOTE BY INTERNET

Have this form available when you access the website http://www.cesvote.com and follow the simple instructions to record your vote.

VOTE BY FAX

Please mark, sign and date your proxy card and fax it to Corporate Election Services at 412-299-9191.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 535800, Pittsburgh, PA 15253.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the Website and cast your vote: www.cesvote.com	Vote by Fax Return your proxy by faxing to 412-299-9191	Vote by Mail Return your proxy in the postage-paid envelope provided

Vote through the Internet, by Telephone, Fax or Mail 24 Hours a Day, 7 Days a Week

Internet, telephone, mail and fax voting is available through 3:30 p.m. Central Standard Time on [         ], 2010

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

CONTROL NUMBER →

Proxy card must be signed and dated below.

â Please fold and detach card at perforation before mailing â

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CHICAGO BOARD OPTIONS EXCHANGE, INCORPORATED	SPECIAL MEETING PROXY

The board of directors recommends a vote “FOR” Proposal 1:	FOR	AGAINST	ABSTAIN

Proposal 1:

The adoption of the Agreement and Plan of Merger that will provide for the restructuring of the Chicago Board Options Exchange, Incorporated in which the Chicago Board Options Exchange, Incorporated will convert from a non-stock corporation owned by its members to a stock corporation that will be a wholly-owned subsidiary of CBOE Holdings, Inc.

	☐	☐	☐

The board of directors recommends a vote “FOR” Proposal 2:

Proposal 2:

Any proposal that may be made by the Vice Chairman of the Chicago Board Options Exchange, Incorporated board of directors to adjourn or postpone the Chicago Board Options Exchange, Incorporated special meeting for the purpose of soliciting proxies with respect to the proposal to adopt the Agreement and Plan of Merger.

	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

	Date:	, 2010
Print name of Voting Member (Individual Member or Member Organization)/Acronym

Print Name of Authorized Signatory of Voting Member Organization, if applicable	Signature of Voting Member or Authorized Signatory of Member Organization

(See reverse side for important information)

YOUR VOTE IS IMPORTANT

If you do not vote by Internet, Telephone, or Fax, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Corporate Election Services, P.O. Box 535800, Pittsburgh, PA 15253, so that you may be represented at the Meeting.  If you vote by Internet, Telephone, or Fax, you do NOT need to mail back your proxy card.

ò   Please fold and detach card at perforation before mailing.   ò

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CHICAGO BOARD OPTIONS EXCHANGE, INCORPORATED	SPECIAL MEETING PROXY

This Proxy is Solicited on Behalf of the Voting Members

of Chicago Board Options Exchange, Incorporated for its Special Meeting of Voting Members on [                ], 2010

The undersigned hereby appoints Joanne Moffic-Silver or Jaime Galvan, the attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned to represent and vote on behalf of the undersigned at the Special Meeting of Voting Members of the Chicago Board Options Exchange, Incorporated, to be held at 400 South LaSalle Street, Chicago, Illinois 60605 on [                ], 2010 at 3:30 p.m., local time, and at any adjournment or adjournments thereof.

Unless otherwise marked, this proxy will be voted “FOR”  the adoption of the Agreement and Plan of Merger that will provide for the restructuring of the Chicago Board Options Exchange, Incorporated in which the Chicago Board Options Exchange, Incorporated will convert from a non-stock corporation owned by its members to a stock corporation that will be a wholly-owned subsidiary of CBOE Holdings, Inc. in Proposal 1, and “FOR” any proposal that may be made by the Vice Chairman of the Chicago Board Options Exchange, Incorporated board of directors to adjourn or postpone the Chicago Board Options Exchange, Incorporated special meeting for the purpose of soliciting proxies with respect to the proposal to adopt the Agreement and Plan of Merger.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Voting Members and Proxy Statement relating to the Special Meeting and hereby revokes any proxy or proxies previously given. The undersigned may revoke this proxy at any time before it is voted by filing with the Office of the Secretary a written notice of revocation or a duly executed proxy bearing a later date, by voting by telephone, fax or through the Internet, or by attending the Special Meeting and voting in person.

YOU MAY SUBMIT YOUR PROXY THROUGH THE INTERNET, BY TELEPHONE, BY MAIL IN THE ENCLOSED ENVELOPE, BY FAX OR BY DELIVERING YOUR PROXY BY HAND TO THE OFFICE OF THE SECRETARY OR TO THE VOTING STATIONS ON THE TRADING FLOOR.

(IMPORTANT - Continued and to be signed on reverse side.)